Exhibit 10.79

Casino Services Agreement dated January 4, 1999 by and between Casino Millennium a.s., Century Casinos Management, Inc. and B.H. Centrum a.s.


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                            CASINO SERVICES AGREEMENT


         THIS CASINO SERVICES AGREEMENT (the "Agreement"), is made and entered into as of the 4th day of January 1999, by and between CASINO MILLENNIUM a.s., a corporation duly organized in the Czech Republic ("Owner") and CENTURY CASINOS MANAGEMENT, INC., a corporation duly organized under the laws of Delaware, USA ("CCM"). B. H. CENTRUM a. s., a corporation duly organized in the Czech Republic, shall be party to this Agreement for certain select paragraphs only ("BHC").


                                   WITNESSETH

         WHEREAS, Owner shall use its best efforts to obtain all necessary approvals from the relevant authorities in the Czech Republic to develop and operate a gaming/entertainment facility to be situated in the Marriott Hotel in Praha, Czech Republic (the "Casino"), which is currently under construction and scheduled to open in the second quarter of 1999, being developed by BHC, the landlord of the gaming/entertainment facility to be developed and operated by Owner; and

         WHEREAS, this Agreement shall become effective only if Owner has successfully secured all licenses and approvals necessary to develop and operate the Casino as outlined in the above Whereas paragraph; and

         WHEREAS, Owner desires to engage CCM to provide the expertise necessary for the management of the Casino and CCM is willing to provide such services on behalf of and for the account of Owner on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                              I. APPOINTMENT OF CCM

         1.1 Owner hereby appoints, hires and employs CCM, as Owner's exclusive agent, to provide services for the management of the Casino on behalf of and for the account of Owner during the term of this Agreement. CCM hereby accepts such appointment upon and subject to the terms, conditions, covenants and provisions set forth herein. CCM agrees to act in compliance with this Agreement and in conformity with the approved Annual Operating Plan.

         1.2 Owner hereby agrees that, subject to the limitations described herein, CCM shall have uninterrupted control of the management of the Casino during the term of this Agreement, and that CCM may provide its services free of eviction or disturbance by Owner or any third party through or under Owner.

         1.3 Prior to CCM's recommendation of employment of the general manager of the Casino, CCM shall submit to Owner and BHC the resume of such individual and Owner and BHC shall have the right to interview such individual prior to such individual being hired for the Casino. CCM shall not employ (for Owner) any individual as general manager, if Owner and BHC have a reasonable and good faith material basis for disapproving, as asserted in a writing expressing such basis for Owner's and BHC's disapproval. If Owner and BHC have a reasonable and good faith material objection to the performance of any individual employed by CCM (for Owner) as general manager at the Casino, Owner and BHC shall notify CCM of such objection and CCM shall meet with Owner and BHC with respect to such objection. Subject to compliance with applicable rules and regulations, CCM shall take such steps as Owner and BHC may reasonably request with respect to any objectionable general manager that are reasonably necessary to satisfy Owner's and BHC's reasonable objections. CCM shall promptly notify Owner of any actual or contemplated replacement of the general manager and shall comply with the requirements of the preceding with respect to any such replacement.

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                              II. TERM OF AGREEMENT

         2.1 Unless sooner terminated pursuant to the provisions of this Agreement, the initial term of this Agreement shall be deemed to have commenced as of the Effective Date and shall expire on the twentieth (20th) anniversary of the Opening Date of the Casino. The term of this Agreement shall automatically continue for a further period of five (5) years unless one party serves notice to the other party of their intention to terminate this Agreement at the end of the initial twenty (20) year term as defined above. Such notice must be in writing and delivered to the other party by registered mail no later than six months before the end of the initial twenty (20) year term.

         2.2 This Agreement shall terminate upon the occurrence of any of the following events: (i) the expiration of the term of Agreement; (ii) the agreement by both parties in writing to terminate this Agreement; (iii) the exercise of any termination right expressly granted to either Owner or CCM in this Agreement.

         2.3 All sums owed by either party to the other shall be paid immediately upon termination of this Agreement. In the event of any termination of this Agreement, Owner shall, notwithstanding such termination, be liable to CCM for the fees earned and reasonable out-of-pocket expenses incurred by CCM in conformity with this Agreement prior to such termination as follows: (i) any unpaid accrued portion of the management fee (including any unpaid accrued interest thereon), if any, plus (ii) all reimbursable costs to CCM which were properly incurred prior to termination in connection with the performance of CCM's obligations in conformity with this Agreement. If the termination of this Agreement is a consequence of Owner's Default, Owner shall also be liable to CCM for all reasonable costs (including, but not limited to, severance pay or settlements and moving expenses of CCM's employees, if any, and any attorney's fees, expenses, and losses as the result of such severance) incurred as a direct result of Owner's Default. If the termination of this Agreement is a consequence of CCM's Default, CCM shall not have the right to collect any amounts due CCM under this section from the Bank Accounts. If Owner shall have properly instituted a proceeding in arbitration or litigation arising from CCM's Default, Owner shall have the right to place in escrow that portion of the amount due CCM under clauses (i) and (ii) which is equal to the damages and expenses sought in such proceeding by Owner as a result of CCM's Default, pending the release of such funds to the appropriate party upon (i) the entry of any final non-appealable award of damages or expenses to Owner, or (ii) any final non-appealable decision by the relevant court or arbitrator in favor of CCM.


                               III. MANAGEMENT FEE

          3.1 During the Term of this Agreement, CCM shall be paid the management fee by Owner set forth herein. Failure to pay the management fee in accordance with the time periods set forth in this Agreement shall constitute a breach of this Agreement. The management fee shall be equal to ten percent (10%) of the Casino's Gross Revenue, plus applicable VAT (DHP). The applicable exchange rate for the computation of the management fee and VAT (DHP) shall be the average exchange rate valid on the payment date as announced by the Czech National Bank.

         3.2 The fee described above shall be paid from Owner to CCM on the first (1st) day of each month, for the preceding month. Owner hereby authorizes CCM to pay itself the monthly management fee due from the Bank Accounts. Notwithstanding the foregoing, all Operating Expenses shall be paid directly from the Bank Accounts.


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                       IV. CASINO DEVELOPMENT, PRE-OPENING

         4.1 As soon as practicable after the Effective Date of this Agreement and after Owner and BHC have demonstrated and represented, to CCM's reasonable satisfaction, that the hotel and Casino will be finished and ready-to-use on a certain date, until the Casino is substantially completed (including the installation of FF&E), CCM, either directly or through one or more of its Affiliates, shall provide the technical and pre-opening services described below:

         (i) Approx. three months prior to the Estimated Opening Date, CCM shall present to Owner and BHC for approval within thirty (30) days, such approval shall not be unreasonably withheld, CCM's development plan and schedule for developing the Casino as well as a development and pre-opening budget for the Casino. CCM shall consult with Owner and BHC in the preparation of the development plan, provided Owner and BHC make its representatives readily available for such consultation.

         (ii) CCM will prepare specific operational and functional criteria for the Casino for use by the architects and the designers in the preparation of the plans and specifications;

         (iii) CCM shall advise and consult with the architects in the development of schematic, preliminary and working plans and specifications and the designers in the selection and specifications of FF&E;

         (iv) CCM shall review, critique and make recommendations to architects and the designers in the selection and layout of the FF&E in accordance with the FF&E specifications and the plans and specifications.

         (v) CCM shall start to implement the marketing portion of the development plan, including, but not limited to, direct sales, media and direct mail advertising, promotion, publicity and public relations designed to attract customers to the Casino from and after the opening date.

         (vi) CCM shall, and shall have the sole authority to, recruit, hire, provide orientation to, train, supervise, promote and determine the compensation (which must be within normal and reasonable industry standards) of and discharge all executive and general staff of the Casino on behalf of Owner, including all Casino personnel to be utilized during the period from the Effective Date hereto until the opening date in accordance with the development plan.

         4.2 Owner shall engage and retain, at Owner's sole cost and expense, such architects, engineers, contractors, designers and other specialists as CCM and Owner deem necessary to prepare all site plans, grading plans, construction drawings, surveys, materials, specifications, architectural plans and drawings, elevations, engineering plans and drawings, approved plans and all other plans, drawings, studies or reports required for the construction of the Casino and for the purchase and installation of the FF&E.

         4.3 The FF&E shall (i) bear the name or identifying characteristic or logo of the Casino, where appropriate, (ii) be generally consistent in quality and relative scope with other public areas of the Marriott hotel, (iii) comply with all applicable laws, rules and regulations, and (iv) upon CCM's request and at CCM's discretion, identify, clearly visible to the customers, that the Casino is operated in cooperation with Century Casinos.

          4.4 The Casino shall be opened to the public on a date established by Owner, BHC and CCM ("Estimated Opening Date") upon satisfaction of the following: (i) the construction project managers have issued to Owner a certificate of substantial completion confirming that the Casino and the hotel have been substantially completed in accordance with the plans and specifications, (ii) all operating permits (including, without limitation, a certificate of occupancy or local equivalent, gaming/casino, currency exchange, liquor and restaurant licenses and all permits, certificates and other licenses required by any authority) have been obtained, (iii) the initial cash needs and the working capital for the Casino as determined by CCM and the Casino Bankroll have been furnished by Owner, (iv) CCM is satisfied that all operational systems have been adequately tested on a "dry-run" basis to the satisfaction of CCM and any appropriate governmental authorities, and (v) all other governmental requirements necessary to open, occupy and operate the Casino have been satisfied. CCM shall use all reasonable efforts in the performance of its duties under this Agreement to assist Owner in achieving the satisfaction of all of the foregoing requirements by the Estimated Opening Date.


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         4.5 All costs and expenses  properly  incurred in  connection  with the technical and pre-opening services of CCM ("Pre-Opening Expenses") shall be paid from the Bank Accounts. Owner shall deposit, in advance, such sums in accordance with the schedule as shall be established by the parties in the development plan and Owner shall maintain sufficient funds therein to pay all Pre-Opening
Expenses in accordance with monthly schedules to be prepared by CCM and submitted to, and approved by, Owner and BHC. CCM shall not incur any expenses or make any disbursements that are not provided for, or are in excess of one hundred twenty percent (120%) of any line item, in the development plan without Owner's prior written consent; provided, however, that if a savings of up to forty percent (40%) is obtained for a line item, such amount may be reallocated so as to allow an excess disbursement in an amount up to the amount saved with respect to another line item.

         4.6 All development plans and schedules and cost budgets are intended only to be reasonable estimates based on CCM's best business judgment and CCM shall not be liable or responsible in any event if any of the budgeted figures are not attained or there is any variance between the actual numbers and the amounts set forth in any development plans, schedules or cost budgets. Owner acknowledges that CCM has not made any guarantees, warranty or representation of any nature in this regard.


                              V. CASINO OPERATIONS

          5.1 On or before November 15 of each year, CCM shall submit to Owner and BHC for approval within thirty (30) days, such approval shall not be unreasonably withheld, an annual operating plan for the operation of the Casino for the forthcoming year (each such approved annual operating plan is referred to herein as an "Annual Operating Plan"), which shall include an annual marketing plan, annual operating budget by month (the "Annual Operating Budget"), annual estimate of key operating statistics, annual projection of sources of cash, and a two (2) year projection of capital expenditures. The Annual Operating Plan shall include sufficient amounts for maintenance and repairs to keep the Casino in good operating condition. CCM will consult with Owner and BHC in preparing the Annual Operating Plan, provided that Owner and BHC make its representatives readily available for such consultations. If Owner and CCM cannot agree on certain portions of the proposed Annual Operating Plan or an Annual Operating Budget contained therein, the undisputed portions of the proposed Annual Operating Plan or Annual Operating Budget shall be deemed to be adopted and approved. With respect to objectionable items in any proposed Annual Operating Budget, the corresponding item contained in the Annual Operating Budget for the preceding year shall be substituted in lieu of the disputed portions of the proposed Annual Operating Budget, excluding, however, line items in the previous Annual Operating Budget for extraordinary expenses or revenues. In any instance where a portion of an Annual Operating Budget from a preceding year is deemed to be applicable to the Annual Operating Budget in effect until a new Annual Operating Budget is fully approved, corresponding items contained in the Annual Operating Budget for the preceding year shall be automatically adjusted by a percentage equal to the percentage change in the Consumer Price Index during the preceding year.

          5.2 Except as provided  elsewhere  in this  Agreement,  CCM shall not, without Owner's prior written consent, incur any expenses or make any disbursements that are either not provided for in an Annual Operating Budget or are in excess of one hundred and twenty percent (120%) of the amount approved for a particular item in such Annual Operating Budget unless otherwise permitted; provided, however, that if a savings of up to forty percent (40%) is obtained for a line item, such amount may be reallocated so as to allow an excess disbursement in an amount up to the amount saved with respect to another line item. Any request by CCM to make any expenditure or incur any obligation in excess of one hundred twenty percent (120%) of an amount set forth in the Annual Operating Budget contained in the applicable Annual Operating Plan or which falls into any category of expenditures which is required by any law to have the prior approval of Owner, shall be submitted to Owner in writing with an explanation of such expenditure. Owner shall respond to any request within ten
(10) days after the receipt  thereof.  If Owner fails to respond within such ten
(10) day period, the proposed expenditure shall be deemed approved.



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         5.3 CCM may  make,  enter  into and  perform,  in the name of,  for the account of, on behalf of, and at the expense of Owner, any contracts and agreements provided for under this Agreement and each Annual Operating Plan and Annual Operating Budget, so long as CCM has complied with all the requirements of this Agreement with respect to such contracts and agreements. All costs and expenses reasonably incurred by CCM or an Affiliate of CCM in accordance with this Agreement, the Annual Operating Plan and the Annual Operating Budget shall be for and on behalf of Owner and for Owner's account. All debts and liabilities properly incurred by CCM under this Agreement to third parties on behalf of either Owner or the Casino are and shall remain the sole obligations of Owner.

         5.4 During the Term of this Agreement, CCM shall maintain full and adequate books of account and records ("Books and Records") reflecting the results of the operation of the Casino on an accrual basis, all in accordance with generally accepted accounting principles and Czech accounting regulations consistently applied in all material respects. The Books and Records shall be kept separate and distinct from all other operations and businesses of CCM or Affiliates of CCM. CCM shall keep all Books and Records, including, without limitation, current vendor invoices, payroll records, general ledgers, credit transactions and other records relating to the Casino at such location as shall be approved by Owner in writing, subject to such record retention and storage policies and access rights required by any casino authority and any other applicable governmental requirements. All such Books and Records shall at all times be the property of Owner and shall not be removed from the approved location by CCM without Owner's written approval except as required by general laws. Upon any termination of this Agreement, all Books and Records shall immediately be turned over to Owner so as to ensure the orderly continuance of the operation of the Casino, but (i) CCM may make and retain copies of all or any portion of the Books and Records needed for its own record keeping and (ii) such Books and Records shall be available to CCM for a period of five years after termination of this Agreement at all reasonable times for inspection, audit, examination and transcription of particulars relating to the period in which CCM managed the Casino.

         5.5 All Annual Operating Plans and Budgets are intended only to be reasonable estimates based on CCM's best business judgment and CCM shall not be liable or responsible in any event if any of the budgeted figures are not attained or there is any variance between the actual revenues and expenditures and the amounts set forth in any Annual Operating Plans and Budgets. Owner acknowledges that CCM has not made any guarantees, warranty or representation of any nature concerning or related to the amounts of Gross Gaming Revenue to be generated and Operating Expenses to be incurred from the operation of the Casino during the term of this Agreement.

         5.6 CCM shall have the discretion and authority to determine operating policies and procedures, standards of operation, staffing levels and organization, win payment arrangements, standards of service and maintenance, pricing, and other policies affecting the Casino, or the operation thereof, to implement all such policies and procedures, and to perform any act on behalf of Owner which CCM deems necessary or desirable in its good faith business judgment for the operation and maintenance of the Casino on behalf, for the account and at the expense of Owner in order to maximize Owner's benefits from the operation of the Casino. CCM shall apply the same standards of care and diligence as if it were the Owner.

         5.7 Owner shall establish one or more bank accounts that are necessary for the operation of the Casino at various banking institutions chosen by Owner and CCM (such accounts are hereinafter collectively referred to as the "Bank Accounts"). The accounts shall be in the name of Owner, but, except as provided in the following sentence, CCM's designees shall be the only persons authorized to draw upon the Bank Accounts. If CCM has committed an Event of Default which continues during the term of any applicable cure periods, or if CCM has acted in bad faith with respect to Owner's funds in the Bank Accounts, then Owner shall have the right to assume sole control of the Bank Accounts upon ten (10) business days' prior written notice to CCM, whereupon the signatures of two (2) members of Owner shall be required to draw upon the Bank Accounts. The Bank Accounts shall be interest bearing accounts if such accounts are reasonably available and all interest thereon shall be credited to the Bank Accounts. All Gross Revenues received by CCM from the operations of the Casino shall be deposited in the Bank Accounts and CCM shall pay out of the Bank Accounts, to the extent of the funds therein, from time to time, all Operating Expenses and other amounts required by CCM to perform its obligations under this Agreement. Owner shall bear the risk of the insolvency of any financial institution holding such Bank Accounts.


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         5.8 Without limiting the generality of this section,  in the event that a condition exists in, on, or about the Casino of a nature reasonably believed by CCM to be an emergency, including structural repairs, which CCM believes requires immediate repair to preserve and protect the Casino and assure its continued operation or to protect the safety and welfare of the Casino's customers, guests or employees, CCM, on behalf of and at the expense of Owner, shall take all reasonable steps and make all reasonable expenditures necessary to repair and correct any such condition, whether or not provisions have been made in the applicable budgets for any such emergency expenditures. Expenditures made by CCM in connection with an emergency shall be paid from the Bank Accounts. Owner shall replenish funds paid from the Bank Accounts with any insurance proceeds, if any, received by Owner with respect to such emergency condition or situation, and Owner shall replace any difference between the insurance proceeds, if any, and the amount used for such emergency from the Bank Accounts. CCM shall promptly notify Owner of any emergency expenditures made pursuant to this section.

         5.9 CCM shall provide Owner and BHC with daily revenue and monthly financial statements concerning the operation of the Casino without delay for appropriate invoicing under Owner's Lease Agreement with BHC.


                              VI. EVENTS OF DEFAULT

         6.1 The occurrence of any one or more of the events described in this section which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default") as to the party failing in the performance or effecting the breaching act.

         a) CCM's Defaults. CCM shall have committed a "CCM's Default" if CCM shall:

                  (i) file a voluntary petition in bankruptcy or insolvency, or a petition for relief or reorganization under any bankruptcy or insolvency law;

                  (ii) consent to an involuntary petition in bankruptcy or fail to vacate any order approving an involuntary petition within sixty (60) days from the date of entry thereof;

                  (iii) assign for the benefit of its creditors all or any substantial part of its assets, or consent to the appointment of a receiver, liquidator, custodian or trustee in bankruptcy for CCM of all or any substantial part of its assets;

                  (iv) fail to materially perform or materially comply with any of the covenants, agreed terms or conditions contained in this Agreement applicable to CCM (other than monetary payments) and such failure shall continue for a period of forty-five (45) days after written notice thereof from Owner to CCM specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within forty-five
                           (45) days, if CCM fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

If the only result of the failure by CCM to act is a monetary loss to Owner which is not otherwise capable of being cured by CCM, then CCM shall not be in Default if CCM reimburses Owner for such losses within ninety (90) business days of incurring such loss or otherwise protects Owner against such loss in a manner reasonably acceptable to Owner.


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         b) Owner's Default.  Owner shall have committed an "Owner's Default" if
Owner shall:

                   (i) file a voluntary petition in bankruptcy or insolvency, or a petition for relief or reorganization under any bankruptcy or insolvency law;

                  (ii) consent to an involuntary petition in bankruptcy or fail to vacate any order approving an involuntary petition within sixty (60) days from the date of entry thereof;

                  (iii) assign for the benefit of its creditors all or any substantial part of its assets, or the consent to the appointment of a receiver, liquidator, custodian or trustee in bankruptcy for all or any substantial part of its assets;

                  (iv) fail to make any monetary payment required under this Agreement, including, but not limited to, the management fee or Owner's Advances, on or before the due date recited herein and said failure continues for thirty (30) business days after written notice from CCM specifying such failure; or

                  (v) fail to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in this Agreement applicable to Owner and such failure shall continue for a period of forty-five (45) days after written notice thereof from CCM to Owner specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, cure within forty-five (45) days, if Owner fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

         6.2 Upon the occurrence of a CCM's Default,  Owner shall be entitled to
(i) terminate this Agreement by Owner's written notice of termination to CCM and such termination shall be effective fifteen (15) days after delivery of such notice; or (ii) obtain specific performance of CCM's obligations hereunder and injunctive relief. In the event of a termination of this Agreement pursuant to clause (i) of this section, Owner shall be entitled to a payment, as liquidated damages, in the amount of the projected Management Fee for the twelve (12) month period following the termination. Upon the occurrence of an Owner's Default, CCM shall be entitled to (a) terminate this Agreement by CCM's written notice of termination to Owner, and such termination shall be effective thirty (30) days after delivery of such notice or such time as a new management services company is appointed, whichever is earlier; or (b) obtain specific performance of Owner's obligations hereunder and injunctive relief. In the event of a termination of this Agreement pursuant to clause (a) of this section, CCM shall be entitled to accelerated payment of its projected Management Fee for the twelve (12) month period following the termination date of this Agreement. The projection for the Management Fee shall be based on the estimated revenues for the Casino in the Casino's most recent Annual Operating Budget. The parties hereby agree that the amount payable as liquidated damages described above is a reasonable estimate of the amount of damages for termination of this Agreement arising out of such CCM or Owner Default and the termination of this Agreement and upon payment thereof CCM or Owner, respectively, shall have no further rights, claims or entitlement to damages as a consequence of such termination.

         6.3 No delay or omission as to the exercise of any right or power accruing upon any Event of Default shall impair the non-defaulting party's exercise of any right or power or shall be construed to be a waiver of any Event of Default.

                 7. CERTAIN RIGHTS AND RESPONSIBILITIES OF OWNER

         7.1 Owner shall advance to CCM on a timely and prompt basis immediately available funds with which to conduct the affairs of and maintain the Casino (hereafter referred to as "Owner's Advances") as set forth in this Agreement and as otherwise provided hereunder.

         7.2 Owner shall timely fund to CCM the initial amounts agreed to by the parties set forth in the development plan or any revisions thereof approved by Owner. In the event that Owner or CCM anticipates a delay in the opening of the Casino beyond the Estimated Opening Date, each shall be obligated to immediately notify the other in writing and Owner shall, at the request of CCM, at any time and from time to time, deposit with CCM any additional amounts that are reasonably necessary to pay the additional Pre-Opening Expenses attributable to the delay, which shall include, without limitation, wages and other expenses relating to the Casino's personnel already employed.

         7.3 Thirty (30) days prior to the Estimated Opening Date, Owner shall fund to CCM the working capital necessary to commence operating the Casino, as established by CCM. During the term of this Agreement, within five (5) business days after receipt of written notice from CCM, Owner shall fund Owner's Advances adequate to insure that the working capital is sufficient to support the uninterrupted and efficient ongoing operation of the Casino. The written request for any additional working capital shall be submitted by CCM to Owner on a quarterly basis based.

         7.4 CCM shall pay from Gross Gaming Revenues the following items on or immediately before their applicable due date:

                  (i) Operating Expenses (including the management fee) and emergency expenditures, if any; and

                  (ii) Payments due on any purchase or other financing arrangements relating to the FF&E, and any other expenditures permitted by any Annual Operating Plan; and

                  (iii) Any other taxes, expenses or fees which Owner is obligated to pay out of Gross Revenues by contract, as long as such contract has been brought to the attention of CCM and Owner has requested, in writing, that CCM shall provide this service for the account of Owner, or under law.

CCM's responsibility to make any of the foregoing payments is subject to and conditioned upon Owner making available funds sufficient to make such payments from Gross Revenue or otherwise in the order set forth above.

         7.5 In addition to the initial cash needs, at least fifteen (15) days prior to the Estimated Opening Date, Owner shall provide the initial Casino Bankroll and shall maintain such amount throughout the term of this Agreement. If the Casino Bankroll required to be provided by Owner is not sufficient or is depleted as a result of losses, Owner shall fund the Casino Bankroll in an amount sufficient to carry on the Casino's operations and in a manner which complies with governmental requirements

         7.6 Owner and CCM shall cooperate fully with each other during the term of this Agreement to facilitate the performance by CCM of CCM's obligations and responsibilities set forth in this Agreement and to procure and maintain all permits. Owner shall provide CCM with all such information necessary to the performance by CCM of its obligations hereunder as may be reasonably and specifically requested by CCM from time to time.

        7.7  CCM   acknowledges   that  BHC  has  the  right  to  terminate  the
lease/rental contract (entered into between BHC and Owner) for the casino premises in the Marriott Hotel Praha, in case both of the following conditions apply: (i) the average rental payment (which is calculated as a percentage of the Casino's Gross Revenue) equals less than twenty-five Deutsche Mark (DM 25) per square meter per month during any twelve months period, beginning after the second anniversary of the Opening Date, and (ii) the Annual Operating Plan and Budget for the next (after a twelve month period as defined under (i) above) twelve months period fails to show a trend towards achieving such DM 25 benchmark. Should both conditions apply and BHC elect to terminate the lease/rental contract, the Owner shall have the right to terminate this Agreement. This DM 25 benchmark is subject to indexation applying the German Consumer Price Index.

         7.8 Owner shall further have the right to terminate this Agreement, in case more than one of the members of CCM's Prague Project Committee of the Board of Directors loses or be removed from the management and control of CCM.

                             VIII. INSURANCE, DAMAGE

         8.1 Owner and CCM shall procure all insurance coverages deemed necessary and adequate, subject in each case to reasonable deductible amounts as determined by Owner and CCM. The premiums for all insurance obtained and the uninsured portion of any loss to which such insurance relates shall be Operating Expenses.

         8.2 In the event of a Minor Casualty, CCM shall repair any damage or destruction at Owner's sole cost and expense. In the event of a Major Casualty, Owner shall have the option, to repair and restore the damaged or destroyed premises.


                                IX. MISCELLANEOUS

         9.1 All notices, demands, consents, requests, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed effective only upon delivery (whether receipt is accepted or refused) at the addresses set forth below (or at such other addresses as shall be given in writing by any party to the others in accordance with this section). Notices may be delivered by hand, registered or certified mail, return receipt requested, or bonded private courier service.

         If to Owner:               Casino Millennium a.s.
                                    Na Vaclavce 14
                                    110 00 Praha 1
                                    Att.: Vorsitzender des Vorstands
                                    Gernot Leuthmetzer

         with a copy to:            B. H. Centrum a.s.
                                    Hybernska 7
                                    110 00 Praha 1

         If to CCM:                 Erwin Haitzmann
                                    200 - 220 East Bennett Avenue
                                    Cripple Creek, CO. 80813, USA

         with a copy to:            Schellmann & Partner
                                    Lerchengasse 2
                                    2340 Modling, Austria

         9.2 This Agreement shall be governed by the laws of the Czech Republic. The forum for any actions between Owner and CCM will be a court of competent jurisdiction in Prague.

         9.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that nothing in this Agreement is intended to limit CCM's ability to assign its rights or delegate its responsibilities under this Agreement to any directly or indirectly controlled Affiliate of Century Casinos, Inc.

         9.4 If any provision herein shall be held invalid or unenforceable, such provision shall not affect the validity or enforceability of any other provisions hereof, all of which other provisions shall, in such case, remain in full force and effect.

         9.5 This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all other oral or written agreements between the parties. This Agreement may not be amended, modified, altered or waived, in whole or in part, except by a subsequent writing signed by each of the parties hereto.

         9.6 Except as otherwise set forth elsewhere in this Agreement, both parties shall maintain confidentiality with respect to any developments in the course of the development and operation of the Casino. Except as required by any general law (including, without limitation, federal securities exchange and stock exchange or NASD requirements) and casino authorities, material confidential information shall only be made available to such of a party's employees and consultants as are required to have access to the same in order for the recipient party to adequately use such information for the purposes for which it was furnished. Any person to whom such information is disclosed shall be informed of its confidential nature and shall agree to keep it confidential as provided herein. Information provided by one party to the other shall be presumed confidential unless the information is (i) published or in the public domain other than as a result of any action by the recipient thereof, (ii) disclosed to the recipient by a third party, or (iii) presented to the recipient under circumstances which clearly and directly indicate the delivering party does not intend such information to be confidential.

       9.7 In the event of litigation or arbitration of any dispute or controversy arising from, in, under or concerning this Agreement and any amendments hereof, including, without limiting the generality of the foregoing, any claimed breach hereof, any suit for accounting, or action for dissolution, the prevailing party in such action or arbitration shall be entitled to recover from the other party in such action or arbitration, such sum as the court or arbitrator shall fix as reasonable attorneys' fees and expenses incurred by such prevailing party.

       9.8 No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by the other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by any such party of its rights hereunder.

         9.9 During the term of this Agreement, so long as no events of default by CCM have occurred, Owner shall grant CCM the first right of refusal on all of its and/or its Affiliates' future gaming casino projects. Such right shall be on terms substantially similar to those outlined in this Agreement. CCM shall have sixty (60) days upon receipt of notice from Owner to either accept or reject an offer to act as CCM of Owner's and/or Owner's Affiliates' future gaming casino project(s).

         9.10 CCM, or any of its Affiliates, shall not, during the term of this Agreement, manage or operate any other casino in Prague without the previous written consent of Owner and BHC.

         9.11 CCM has the right to remove itself from (terminate) this Agreement in case it reasonably determines that any casino license currently held or applied for by any company within the Century Casinos group of companies might be threatened or put in jeopardy because of this Agreement. In addition, CCM shall have the right to immediately terminate this Agreement in case any of the following conditions occur:

         The composition of Owner's members of the board or members of the supervisory board is changed without CCM's written consent; Any of the shareholders of Owner sells, pledges or otherwise disposes of his (her) shares in Owner without CCM's written consent.

       9.12 Exhibit A ("Definitions") shall be an integral part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


FOR CASINO MILLENNIUM a. s.




By:/s/ Alois Slezacek                         By:/s/ Michal Janeba
----------------------------                  --------------------------------
a duly authorized signatory                   a duly authorized signatory
Position:  Shareholder                        Position: Shareholder
Print name: Alois Slezacek                    Print name: Michal Janeba




By:/s/ Gernot Leuthmetzer                     By:/s/ Peter Hoetzinger
----------------------------                  --------------------------------
a duly authorized signatory                   a duly authorized signatory
Position: Member of the Board                 Position: Member of the Board
Print name: Gernot Leuthmetzer                Print name: Peter Hoetzinger



FOR CENTURY CASINOS MANAGEMENT, INC.




By:/s/ Erwin Haitzmann                        By:/s/ Peter Hoetzinger
----------------------------                  --------------------------------
a duly authorized signatory                   a duly authorized signatory
Position: Chairman                            Position: Vice Chairman
Print name: Erwin Haitzmann                   Print name: Peter Hoetzinger



B. H. CENTRUM a. s. for  paragraphs  1.3, 4.1 (i),  4.4, 5.1, 5.9, 7.7, 9.10 and the first WHEREAS clause only:




By:/s/ Gernot Leuthmetzer                      By:/s/ Ludwig Steinbauer
----------------------------                  --------------------------------
a duly authorized signatory                    a duly authorized signatory
Position: Member of the Board                  Position: Member of the Board
Print name: Gernot Leuthmetzer                 Print name: Ludwig Steinbauer

                              DEFINITIONS EXHIBIT A


Affiliate. The term "Affiliate" shall mean a Person that directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with the person in question and any stockholder or partner of any person referred to in the preceding clause owning more than fifty percent (50%) or more of such person.

Casino. The term "Casino" means the casino facility, including improvements and fixtures, at the Praha Marriott Hotel, consistent with the concepts set forth in the development plan and in accordance with the plans and specifications.

Casino Bankroll. The term "Casino Bankroll" shall mean an amount of monies determined by CCM as necessary to provide cash-on-hand monies required to operate and maintain the Casino's operation, but in no event shall such amount be less than the amount required by law. In no event shall the Casino Bankroll include amounts necessary to provide for the payment of Operating Expenses, Working Capital or initial cash needs. The Casino Bankroll shall include the funds in the separate accounts in CCM's name plus any funds located on the casino tables, in the gambling devices, cages, vault, counting rooms, or in any other location in the Casino where funds may be found.

Default Rate. The term "Default Rate" shall mean the lesser of (i) the reference or prime commercial lending rate in the Czech Republic, plus three percent (3%) per annum, or (ii) the highest rate permitted by applicable law, to the extent applicable law establishes a maximum rate of interest which may be charged with respect to obligations of the type of questions, until paid.

Effective Date. The term "Effective Date" shall mean the date when Owner has received Owner's Gaming License.

CCM's Prague Project Committee of the Board of Directors. The term "CCM's Prague Project Committee of the Board of Directors" shall mean Erwin Haitzmann, Peter Hoetzinger and Norbert Teufelberger.

FF&E. The term "FF&E" shall mean all furniture, furnishings, equipment, and fixtures, including gaming equipment, computers, housekeeping and maintenance equipment, necessary or appropriate to operate the Casino in conformity with this Agreement.

Gross Revenue. The term "Gross Revenue" shall mean all gaming receipts less all sums paid out as winnings in connection therewith, plus all other revenue generated within the Casino, such as bar, merchandise, currency exchange, and similar.

Major Casualty. The term "Major Casualty" shall mean any casualty or accident which prevents or substantially impairs the conduct of the Casino's business and the ability to earn or generate revenues.

Minor Casualty. The term "Minor Casualty" shall mean any casualty or accident other than a Major Casualty.

Opening Date. The term "Opening Date" shall mean the first date a revenue-paying customer is admitted to the Casino.

Operating Expenses. The term "Operating Expenses" shall mean those necessary or reasonable operating expenses, including, without limitation, costs of operating supplies, payroll and benefits, marketing, administration, maintenance, energy and all costs and expenses of licensing CCM's or Owner's employees, incurred on behalf of Owner after the Opening Date in connection with conducting and operating the Casino, computed on an accrual basis, deductible under Generally Accepted Accounting Principles in determining "Operating Income" (as defined in casino industry practice) for purpose of preparing a statement of operations for the Casino as well as taxes and other payments due any governmental authorities; provided, however, Operating Expenses shall not include depreciation or amortization with respect to the Casino or the F, F&E, debt service or capital replacements deposits. Operating Expenses shall include the management fee under this Agreement and the rent under the Lease Agreement between Owner and BHC.

Owner's Gaming License. The term "Owner's Gaming License " shall mean the license necessary to operate the Casino.

Working Capital. The term "Working Capital" shall mean such amount in the Bank Accounts as will be sufficient to reasonably assure the timely payment of all current liabilities of the Casino and the uninterrupted and efficient operation of the Casino during the term of this Agreement to permit CCM to perform its responsibilities and obligations hereunder, all as contemplated by the applicable Annual Operating Plan with reasonable reserves for unanticipated contingencies and for short term business fluctuations resulting from monthly variations between the Annual Operating Plan and actual operating expenses.